Exhibit 3.2

BYLAWS

OF

SUNDANCE ENERGY INC.

(the “Corporation”)

Adopted as of September 5, 2019

TABLE OF CONTENTS

(continued)

-ii-

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.                                          Annual Meeting.

(a)                                          An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place within or without the State of Delaware or solely by means of remote communication pursuant to Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”), on such date, and at such time as may be designated by the Board of Directors. The Board of Directors and, in the absence thereof, the Chair of the Board or the Chief Executive Officer, may postpone or reschedule any previously scheduled annual meeting.

(b)                                          Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may only be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice and proxy materials for such meeting, (ii) by or at the direction of the Board of Directors or a duly authorized committee thereof, or (iii) by any stockholder of record of the Corporation at the time of the giving of the notice required in Section 1(c) who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 1. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business (other than business required to be included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”) which shall be deemed to comply with this Section 1(b)) at an annual meeting of stockholders.

For nominations or business to be properly brought before an annual meeting by a stockholder of record pursuant to clause (iii) above of this Section 1(b), (i) the stockholder of record must have given timely notice thereof in writing to the Secretary of the Corporation (the “Secretary”), (ii) the stockholder of record must provide to the Secretary any updates or supplements to such notice at the times and in the forms specified in this Section 1, (iii) any such business must be a proper matter for stockholder action under these Bylaws, the Certificate of Incorporation of the Corporation (as amended and/or restated the “Certificate of Incorporation”) or applicable law, and (iv) the stockholder of record and the beneficial owner or owners, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement (as defined below). To be timely, a notice by a stockholder of record must be received by the Secretary by the close of business at the principal executive offices of the Corporation not less than 90 nor more than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that, subject to the last sentence of this Section 1(b), if the meeting is convened more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, notice by the stockholder of record to be timely must be so received not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) if the first public announcement by the Corporation of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement by the Corporation of the date of such meeting is first made.

Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation at least 10 days before the last day a stockholder of record may deliver a notice of nomination in accordance with the preceding sentence, a notice by a stockholder of record required by this Section 1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase in the number of directors, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. In no event shall an adjournment, or postponement of an annual meeting of stockholders for which notice has been given, commence a new time period (or extend any time period) for the giving of a notice by a stockholder of record.

(c)                                           Such notice by a stockholder of record shall set forth:

(i)                                     If such notice pertains to the nomination of directors, as to each person whom the stockholder of record proposes to nominate for election or reelection as a director: (A) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act; (B) such person’s written consent to being named in the Corporation’s proxy statement and associated proxy card as a nominee of the stockholder and to serving as a director if elected and written representation of his or her intention to serve as a director for the entire term if elected; (C) a description of all direct and indirect compensation or other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder of record and beneficial owner or owners, if any, or other person on whose behalf the nomination is made, and their respective affiliates and associates, or other persons acting in concert therewith, on the one hand, and each proposed nominee and his or her respective affiliates and associates or other persons acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder of record making the nomination and any beneficial owner or owners, if any, or other person on whose behalf the nomination is made, or any affiliate or associate thereof or other person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (D) a completed and signed questionnaire, representation or agreement as may be required by the Corporation pursuant to Section 3 of Article II of these Bylaws. For purposes of these Bylaws, a person shall be deemed to be acting in concert with another person if such person knowingly acts toward a common goal relating to the management, governance or control of the Corporation in parallel with such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making process and (B) at least one additional factor suggests that persons intend to act in parallel, which additional factors may include attending meetings, conducting discussions or making or soliciting invitations to act in parallel.

(ii)                                  As to any business that the stockholder of record proposes to bring before the meeting: a brief description of such business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting, any material interest in such business of such stockholder of record and the beneficial owner or owners, if any, or other persons on whose behalf the proposal is made or acting in concert therewith and a description of all agreements, arrangements and understandings between such stockholder of record and beneficial owner or owners, if any, and any other such person or persons (including their names) in connection with the proposal of such business by such stockholder of record.

(iii)                               As to (1) the stockholder of record giving the notice and (2) the beneficial owner or owners, if any, or other persons on whose behalf the nomination or proposal is made or acting in concert therewith (each, a “party”):

(A)                               the name and address of each such party;

(B)                               (1) the class, series, and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially and of record by each such party, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or providing for a settlement payment or mechanism based on the price of any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Corporation, (3) any proxy, contract, arrangement, understanding or relationship pursuant to which any party, either directly or acting in concert with another person or persons, has a right to vote, directly or indirectly, any shares of any security of the Corporation, (4) any short interest or other borrowing arrangement in any security of the Corporation held by each such party (for purposes of this Section 1(c), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of capital stock of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of capital stock of the Corporation, (6) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner or other person, as the case may be, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date);

(C)                               any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (whether or not such party intends to deliver a proxy statement or conduct its own proxy solicitation); and

(D)                               a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve the proposal or, in the case of a nomination or nominations for election as directors, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the stockholder of record or beneficial owner or owners, as the case may be, to be sufficient to elect the persons proposed to be nominated by the stockholder of record (such statement, a “Solicitation Statement”).

(iv)                              A stockholder of record providing notice of a nomination of director or other business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1 shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than five business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).

(d)                                          A person shall not be eligible for election or re-election as a director at an annual meeting unless (i) the person is nominated by a stockholder of record in accordance with Section 1(b)(iii) of this Article I; or (ii) the person is nominated by or at the direction of the Board of Directors or a duly authorized committee thereof. Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. Notwithstanding the foregoing provisions of this Section 1, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(e)                                           For purposes of these Bylaws, “public announcement” shall mean disclosure by the Corporation in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the foregoing provisions of this Section 1, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to matters set forth in this Section 1. Nothing in this Section 1 shall be deemed to affect any rights of (a) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 2.                                          Special Meetings.

(a)                                          Special meetings of the stockholders, other than those required by statute, (i) may be called by the Board of Directors, the Chair of the Board or the Chief Executive Officer of the Corporation at such time and for such purpose as the person calling such meeting shall see fit, and (ii) shall be called by the Chief Executive Officer at the request in writing of the holders of at least a majority of the voting power of all of the then-outstanding shares entitled to vote and such request shall state the purpose or purposes of the proposed meeting. The Board of Directors and, in the absence thereof, the Chair of the Board or the Chief Executive Officer, may postpone or reschedule any previously scheduled special meeting. A special meeting of stockholders shall be held at such place within or without the State of Delaware or solely by means of remote communication pursuant to Section 211(a)(2) of the DGCL, on such date, and at such time as designated in the notice of such special meeting.

(b)                                          Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors or a duly authorized committee thereof or, in the absence thereof, the Chair of the Board or the Chief Executive Officer. The notice of such special meeting shall include the purpose for which the meeting is called. If a special meeting of stockholders has been called for the purpose of the election of directors, nominations of persons for election to the Board of Directors may be made at such special meeting of stockholders (a) by or at the direction of the Board of Directors or a duly authorized committee thereof or (b) by any stockholder of record who, at the time of giving of notice provided for in this paragraph, shall be entitled to vote at the meeting and nominate persons for election to the Board of Directors pursuant to Section 1(b)(iii) of this Article I, who delivers a written notice to the Secretary setting forth the information set forth in Section 1(c)(i) and 1(c)(iii) of this Article I and who provides to the Secretary any updates as supplements to such notice at the times and in the forms specified in Section 1(c)(iv) of this Article I. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if such stockholder of record’s notice required by the preceding sentence shall be received by the Secretary by the close of business at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment, or postponement of a special meeting for which notice has been given, commence a new time period (or extend any time period) for the giving of a stockholder of record’s notice. A person shall not be eligible for election or reelection as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a stockholder of record entitled to nominate persons for election or re-election in accordance with the procedures set forth in Section 1(b)(iii) of this Article I.

(c)                                           Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to matters set forth in this Section 2. Nothing in this Section 2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Notwithstanding the foregoing provisions of this Section 2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Section 3.                                          Notice of Meetings.

(a)                                          Notice of the place, if any, date, and time of all meetings of the stockholders, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by these Bylaws, the Certificate of Incorporation, or applicable law.

(b)                                          When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder of record entitled to vote at the meeting . If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting . At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4.                                          Quorum.

At any meeting of the stockholders, the holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or by the rules or listing standards of any stock exchange upon which the Corporation’s securities are listed.

Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chair of the meeting may adjourn the meeting to another place, if any, date, or time. Notice of such adjourned meeting, if any, shall be given as provided in Section 3(b) of this Article I.

Section 5.                                          Presiding Officers of the Meeting.

The Chair of the Board or, in his or her absence or unwillingness to act, the Chief Executive Officer of the Corporation or, in his or her absence or unwillingness to act, such person as may be chosen by the Board of Directors or, if there are not remaining directors serving, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, at such meeting shall call to order any meeting of the stockholders and act as chair of the meeting. In the absence of the Chief Executive Officer, the secretary of the meeting shall be such person as the chair of the meeting appoints.

Section 6.                                          Conduct of Business.

The chair of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the matters to be voted upon by the stockholders, the manner of voting and the conduct of discussion as seem to him or her in order. The chair shall have the power (for any or no reason) to recess and/or adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors or the chair of the meeting after the closing of the polls unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise.

Section 7.                                          Proxies and Voting.

(a)                                          At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by a document permitted by law and filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the document (including any electronic transmission) authorized pursuant to this paragraph may be substituted or used in lieu of the original document for any and all purposes for which the document could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original document.

(b)                                          The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

(c)                                           When a quorum is present at any meeting, action on a matter shall be approved as follows:

(i)                                     For a proposal other than the election of directors, unless these Bylaws, the Certificate of Incorporation, applicable law, a specific rule, regulation or provision or the rules or listing standards of any stock exchange upon which the Corporation’s securities are listed or any regulation applicable to the Corporation or its securities requires a minimum or different vote with respect to such proposal (in which case such minimum or different vote shall be the required vote for such proposal), or the proposal has been brought before the meeting by or at the direction of the Board of Directors and the Board of Directors by resolution requires a higher vote with respect to such matter (in which case such higher vote shall be the required vote for such proposal), the proposal shall be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal.

(ii)                                  In a contested director election in which the number of nominees exceeds the number of directors to be elected, each director shall be elected by a plurality of the votes cast.

(iii)                               In an uncontested director election, each nominee who receives a majority of the votes cast shall be deemed to be elected and if an incumbent director of the Corporation receives less than a majority of the votes cast, such director shall tender his or her resignation to the Board of Directors, whereupon the Board of Directors shall within 90 days after the receipt thereof either (a) accept the resignation of such director, determine a date on which such resignation will take effect within 90 days of the date of such decision and make the effective date of such resignation public by means of a current report on Form 8-K filed with the SEC within four business days thereof, or (b) upon the unanimous vote of the Board of Directors, decline to accept such resignation and, not later than four business days thereof, make public, together with a discussion of the analysis used in reaching the conclusion, the specific reasons that the Board of Directors chose not to accept the resignation and the decision was in the best interest of the Corporation and its stockholders. For purposes of this Section 7(c)(iii) of these Bylaws, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).

Section 8.                                          Stock List.

The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the

Corporation.   The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to examine such stock list and to vote at the meeting and the number of shares held by each of them.

ARTICLE II

BOARD OF DIRECTORS

Section 1.                                          Number, Election and Term of Directors.

Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall not be less than four. Each director shall serve for a term ending on the date of the annual meeting of stockholders following the annual meeting at which such director was elected, or, in each case, if later, until such director’s successor shall have been duly elected and qualified or until such director’s earlier retirement, death, resignation or removal.

Section 2.                                          Newly Created Directorships and Vacancies.

Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, whether or not such directors number less than a quorum (and not by stockholders), and directors so chosen shall serve for a term expiring at the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

Section 3.                                          Eligibility for Stockholder Director Nominees.

To be eligible to be a stockholder nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Sections 1 and 2 of Article I of these Bylaws or such period as the Board of Directors may specify) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which form of questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person: (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed in writing to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 4.                                          Regular Meetings.

Regular meetings of the Board of Directors shall be held without notice at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors. A notice of each regular meeting shall not be required.

Section 5.                                          Special Meetings.

Special meetings of the Board of Directors may be called by the Chair of the Board, the Chief Executive Officer, the director elected by the non-employee, independent directors to serve as Lead Director (if a director has been so elected and is serving in such capacity prior to the meeting), or, if requested in writing by two directors, by the Chief Executive Officer and shall be held at such place, on such date, and at such time as they, or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived in writing or via electronic transmission of the same not less than 24 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 6.                                          Quorum.

At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for all purposes.

Section 7.                                          Participation in Meetings by Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can speak to and hear (which includes communications through an agent in cases of limited physical abilities) each other and such participation shall constitute presence in person at such meeting.

Section 8.                                          Conduct of Business/Action by Consent.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Chair of the Board, or, in his or her absence, such chair of the meeting as the members of the Board of Directors present may elect, and such other business may thereafter be transacted in such order and manner as the Board of Directors may from time to time determine by vote of the majority of directors present, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission.  After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 9.                                          Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors or a duly authorized committee thereof shall have the authority to fix the compensation of the directors. The Board of Directors may be paid for their expenses, if any, of attendance at each meeting of the Board of Directors. Members of special or standing committees may be allowed compensation for attending committee meetings.

ARTICLE III

COMMITTEES

Section 1.                                          Committees of the Board of Directors.

In addition to the standing committees described below, the Board of Directors may from time to time designate additional committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect the director or directors to serve as the member or members of each such committee, designating the chair of each such committee and, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of each such committee. In the absence or disqualification of any member of any committee, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. There are hereby designated three standing committees of the Board of Directors: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board of Directors shall adopt a written charter for each such standing committee addressing its purpose, responsibilities, powers, authority and any other matter required by law.

Section 2.                                          Regular Meetings.

Regular meetings of standing committees of the Board of Directors shall be held with or without notice at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors or such committee.

Section 3.                                          Special Meetings.

Special meetings of committees of the Board of Directors may be called by the chair of such committee, the Board of Directors or, if requested in writing by two members of such committee, then by the Chief Executive Officer, and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived in writing or by electronic transmission of the same not less than 24 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 4.                                          Quorum.

At any meeting of a committee of the Board of Directors, a majority of the members of such committee shall constitute a quorum for all purposes.

Section 5.                                          Conduct of Business/Action by Consent.

At any meeting of a committee of the Board of Directors, business shall be transacted in such order and manner as the chair of such committee, or in his or her absence, such chair of the meeting as the members of such committee present may elect, and such other business may thereafter be transacted in such order and manner as such committee may from time to time determine by vote of the majority of members present, and all matters shall be determined by the vote of a majority of the members present, except as otherwise provided by these Bylaws, the Certificate of Incorporation or applicable law. Action may be taken by a committee of the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto, shall be filed with the minutes of proceedings of such committee of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV

OFFICERS

Section 1.                                          Generally.

The officers of the Corporation shall consist of a Chief Executive Officer and a Chief Financial Officer, and may include the Chair of the Board and such other officers, including one or more Vice Presidents, as may from time to time be appointed by the Board of Directors or by a duly authorized committee thereof. Officers shall be appointed by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is appointed and qualified or until his or her earlier death, resignation, retirement, disqualification, or removal. Any number of offices may be held by the same person. The salaries of officers appointed by the Board of Directors or by a duly authorized committee thereof shall be fixed from time to time by the Board of Directors or by such officers as may be designated by resolution of the Board of Directors.

Section 2.                                          Powers.

The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board of Directors. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation subject to the control of the Board of Directors.

Section 3.                                          Delegation of Authority.

The Board of Directors (including any committee thereof) may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 4.                                          Removal.

Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 5.                                          Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the Chief Executive Officer, Chief Financial Officer, Vice Presidents or any officer of the Corporation authorized by the Board of Directors shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or equity holders of or with respect to any action of stockholders or equity holders of any other corporation or entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation or entity.

ARTICLE V

STOCK

Section 1.                                          Certificates of Stock; Uncertificated Shares.

The shares of stock at the Corporation shall be represented by certificates, provided that the Board may provide, by resolution, that some or all classes or series of its stock may be uncertificated shares. Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, any two authorized officers of the Corporation, certifying the number of shares owned by the stockholder. Any or all of the signatures on the certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nonetheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 2.                                          Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved, if one has been issued, shall be surrendered for cancellation before a new certificate, if any, is issued therefor.

Section 3.                                          Record Date.

(a)                                          In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)                                          In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)                                           Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 4.                                          Lost, Stolen or Destroyed Certificates.

The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.                                          Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI

NOTICES

Section 1.                                          Notices.

(a)                                 Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the General Corporation Law of the State of Delaware to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the corporation who is available to assist with accessing such files or information. Any notice to stockholders by electronic transmission other than by electronic mail may only be given in a form consented to by such stockholder and any such notice by electronic transmission shall be deemed to be given as provided for in DGCL.

(b)                             Except as otherwise provided herein or permitted by applicable law, notices to directors may be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the corporation or may be given by telephone or any other means of electronic transmission, including, without limitation, electronic mail.

(c)           Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the corporation under any provision of applicable law, the certificate of incorporation, or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice permitted under this subsection (c), shall be deemed to have consented to receiving such single written notice.

Section 2.                                          Waivers.

A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened.

ARTICLE VII

MISCELLANEOUS

Section 1.                                          Electronic Signatures.

Any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law.  All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law.

Section 2.                                          Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation.

Section 3.                                          Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4.                                          Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 5.                                          Dispute Resolution.

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to the DGCL or the Certificate of Incorporation or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (d) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 5.

ARTICLE VIII

INDEMNIFICATION AND ADVANCEMENT OF DIRECTORS AND OFFICERS

Section 1.                                          Right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she (or a person for whom he or she is a representative) is or was a director or an officer of the Corporation or, while a director or officer of the Corporation is or was serving at the request of the Corporation in any position or capacity for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity or in any other capacity shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2.                                          Right to Advancement of Expenses.

In addition to the right to indemnification conferred in Section 1 of this Article VIII, the Corporation shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorney’s fees) incurred by an indemnitee in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

Section 3.                                          Right of Indemnitee to Bring Suit.

If a claim under Section 1 or 2 of this Article VIII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. Any such suit must be brought in accordance with the provisions of Section 5 of Article VII of these Bylaws. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 4.                                          Non-Exclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or directors, or otherwise.

Section 5.                                          Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.                                          Indemnification of Employees and Agents of the Corporation.

The Corporation may, to the extent authorized from time to time by the Board of Directors or a duly authorized committee thereof, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7.                                          Nature of Rights.

The rights conferred upon indemnitees in this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent of the Corporation or who has ceased serving at the request of the

Corporation in any position or capacity for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VIII that adversely affects any right of an indemnitee or his or her successors shall be prospective only and shall not limit, eliminate or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE IX

AMENDMENTS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal these Bylaws subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal the Bylaws; provided, however, that, with respect to the power of holders of capital stock to adopt, amend and repeal these Bylaws, notwithstanding any other provision of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by these Bylaws, the Certificate of Incorporation, or applicable law, and subject to the terms of any then outstanding class or series of preferred stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required for the holders of capital stock to adopt, amend or repeal any provision of these Bylaws.

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